Exhibit 24.1
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Simon R. Griffiths and Michael R. Archer, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required to enable Camden National Corporation (the “Company”) to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the registration of the offer and sale of common stock pursuant to the Camden National Corporation 2022 Equity and Incentive Plan, as amended on March 25, 2025, and as may be amended thereafter from time to time (the “2022 Plan”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in his or her capacity as a director of the Company to any registration statement on Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of the 2022 Plan and any offer and sale of common stock related thereto, to any and all pre-effective amendments, post-effective amendments, and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.
This Power of Attorney will be governed by and construed in accordance with the laws of the State of Maine. The execution of this Power of Attorney is not intended to, and does not, revoke any prior powers of attorney. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one power of attorney.
IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney below as of the date indicated next to his or her signature.

Signature	Title	Date

/s/ Lawrence J. Sterrs	Director (Chairman)	May 23, 2025
Lawrence J. Sterrs

/s/ Craig N. Denekas	Director	May 23, 2025
Craig N. Denekas

/s/ Rebecca K. Hatfield	Director	May 23, 2025
Rebecca K. Hatfield

/s/ Larry K. Haynes	Director	May 23, 2025
Larry K. Haynes

/s/ S. Catherine Longley	Director	May 23, 2025
S. Catherine Longley

/s/ Raina L. Maxwell	Director	May 23, 2025
Raina L. Maxwell

/s/ Marie J. McCarthy	Director	May 23, 2025
Marie J. McCarthy

/s/ Robert D. Merrill	Director	May 23, 2025
Robert D. Merrill

/s/ James H. Page	Director	May 23, 2025
James H. Page

/s/ Robin A. Sawyer	Director	May 23, 2025
Robin A. Sawyer

/s/ Carl J. Soderberg	Director	May 23, 2025
Carl J. Soderberg